SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2

TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JANUARY 2, 2003
Fahnestock Viner Holdings Inc.
(Exact name of registrant as specified in charter)

Ontario, Canada (STATE OF OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	1-12043 (Commission File No.)	98-0080034 (I.R.S. Employer Identification Number)

P.O. Box 2015, Suite 1110 20 Eglinton Avenue West Toronto, Ontario, Canada (ADDRESS OF PRICIPAL EXECUTIVE OFFICE)		M4R 1K8 (Zip Code)
(416) 322-1515
(Registrant’s telephone number, including area code)
None
(Former name OR former address if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On January 17, 2003, Fahnestock Viner Holdings Inc. (the "Company") filed a Current Report on Form 8-K (the "January 17th 8-K"), reporting the acquisition of certain assets of the U.S Private Client Division (the "Private Client Division") of CIBC World Markets, Corp. ("World Markets"), a subsidiary of Canadian Imperial Bank of Commerce ("CIBC"), and the agreement to acquire certain assets of the U.S. Asset Management Division (the "Asset Management Division" and together with the Private Client Division, the "Purchased Divisions") of World Markets at a later date.

By Press Release, dated June 5, 2003, the Company announced that its acquisition of the assets of the Asset Management Division of World Markets was completed on June 4, 2003. The purchase price of the Asset Management Division was approximately $4.2 million, subject to post closing adjustments. A copy of the Press Release is attached hereto as an Exhibit.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1 Press Release, dated June 5, 2003, of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

FAHNESTOCK VINER HOLDINGS INC.

Date: June 27, 2003

By: /s/ E.K. Roberts
Name: E.K. Roberts
Title: President